UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – August 3, 2015

ONCOR ELECTRIC DELIVERY COMPANY LLC

(Exact name of registrant as specified in its charter)

DELAWARE	333-100240	75-2967830
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1616 Woodall Rodgers Fwy, Dallas, Texas 75202

(Address of principal executive offices, including zip code)

Registrants’ telephone number, including Area Code – (214) 486-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On August 4, 2015, Oncor Electric Delivery Company LLC (the “Company”) distributed a slide presentation entitled “Second Quarter 2015 Investor Call” relating to the conference call discussing its financial results for the quarter ended June 30, 2015. The slide presentation is furnished herewith as Exhibit 99.1.

Within the slide presentation furnished herewith, the Company makes reference to certain financial measures that are not prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). Specifically, the Company makes reference to EBITDA, a non-GAAP financial measure. EBITDA is defined as income from continuing operations before interest expense and related charges and provision in lieu of income tax plus depreciation and amortization and special items. The Company is providing such non-GAAP financial measure with the belief that it will assist the investment community in properly assessing the underlying performance of the Company on a year-over-year basis. The Company does not intend for EBITDA to be an alternative to net income as a measure of operating performance or an alternative to cash flows from operating activities as a measure of liquidity or an alternative to any other measure of financial performance presented in accordance with GAAP. Because not all companies use identical calculations, the Company’s presentation of EBITDA may not be comparable to similarly titled measures of other companies. In addition, the Company makes reference to EBITDA, net income, operating revenues, operating cash flow, total debt and interest expense, in each case excluding the effects of Oncor Electric Delivery Transition Bond Company LLC (“BondCo”) and purchase accounting resulting from the merger transaction of Energy Future Holdings Corp. (“EFH Corp.”), the indirect majority owner of the Company. The Company believes that excluding the effects of BondCo and purchase accounting provides investors an important ability to assess the performance of the Company because BondCo was organized for the limited purpose of issuing securitization (transition) bonds to recover generation-related regulatory asset stranded costs and other qualified costs and the effects of purchase accounting result in non-cash impacts that do not relate to operational performance.

With respect to the non-GAAP financial measures presented in the slide presentation, the Company has complied with the provisions of the rules of Regulation G and Item 2.02 of Form 8-K under the Securities Exchange Act of 1934, including providing a reconciliation of each non-GAAP financial measure discussed above to the most directly comparable GAAP measure. Such reconciliations are included in the slide presentation.

Item 7.01. REGULATION FD DISCLOSURE.

On August 3, 2015, EFH Corp., Energy Future Intermediate Holding Company LLC, and Energy Future Competitive Holdings Company LLC filed a Current Report on Form 8-K (the “EFH 8-K”) with the Securities and Exchange Commission (the “SEC”) containing certain financial information relating to the Company. A copy of the EFH 8-K is available on the SEC’s public website, www.sec.gov, with EFH Corp.’s filings (file number 1-12833).

The financial information relating to the Company included in the EFH 8-K (the “Oncor Information”) was provided by the Company to EFH Corp. and the Creditors (as defined in the EFH 8-K) and was not prepared with a view towards public disclosure or in accordance with GAAP or published guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of “prospective financial information.” The inclusion of the Oncor Information in the EFH 8-K should not be regarded as an indication that the Company considered, or now considers, this information to be necessarily predictive of actual future results, and does not constitute an admission or representation by any person that such information is material, or that the expectations, beliefs, opinions, and assumptions that underlie such forecasts remain the same as of the date of this Current Report on Form 8-K, and readers are cautioned not to place undue reliance on the prospective financial information. The Oncor Information is forward-looking in nature and subjective in many respects and thus subject to interpretation, including as discussed above. Further, the information relates to multiple future years and such information by its nature becomes less predictive with each succeeding year. The Company cannot provide assurance that any forecasts will be realized; rather, actual future financial results may vary materially from the forward-looking information presented in the EFH 8-K. Except as required by law, the Company does not intend to update or revise publicly any of the information relating to the Company presented in the EFH 8-K to reflect circumstances or other events occurring after the date the information was provided to EFH Corp. and the Creditors or to reflect the occurrence of future events. The EFH 8-K contains forward-looking statements relating to the Company within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties. All statements in the EFH 8-K relating to the Company, other than statements of historical facts, are forward-looking statements. The factors that could cause actual results to differ materially from these forward-looking statements include those discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 (the “2014 Form 10-K”), and in the Company’s SEC filings subsequent to the 2014 Form 10-K. Readers are cautioned not to place undue reliance on these forward-looking statements, which are made only as of the dates information was provided to EFH Corp. and the Creditors. The Company undertakes no obligation to publicly release any revisions to such forward-looking statements to reflect events or circumstances after the date hereof.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

Exhibit No.	Description

99.1	Slide presentation distributed by the Company on August 4, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ONCOR ELECTRIC DELIVERY COMPANY LLC

By:	/s/ Richard C. Hays
Name:	Richard C. Hays
Title:	Controller

Dated: August 4, 2015

EXHIBIT INDEX

Exhibit No.	Description

99.1	Slide presentation distributed by the Company on August 4, 2015.